Exhibit 99.1

                      Career Education Corporation Reports
                        Results for Second Quarter 2006


    HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--Aug. 3, 2006--Career Education Corporation (NASDAQ:CECO) today reported revenue of $486.8 million and a net loss of $47.5 million for the second quarter ended June 30, 2006. The net loss includes an estimated non-cash, after-tax charge for goodwill impairment of $85.0 million.
    "In spite of pressures on our business and our industry, our goal continues to be long-term, strategic and sustainable growth," said John M. Larson, Chairman, President and Chief Executive Officer of Career Education Corporation. "We understand that we still have many challenges ahead and are fully committed to resolving the issues that are impacting our performance so that we can better serve our students, grow our business, and return maximum value to our stakeholders."

    RESULTS OF OPERATIONS

    Three Months Ended June 30, 2006

    -- Consolidated revenue was $486.8 million during the second quarter of 2006, a 2.1 percent decrease from $497.5 million during the second quarter of 2005. Revenue generated by the University segment's online platforms increased 4.2 percent, to $166.6 million during the second quarter of 2006 from $159.9 million during the second quarter of 2005.

    -- In connection with reporting its second quarter 2006 results, the company tested the goodwill balance for its Health Education segment for impairment in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." The preliminary results of the test, which was performed because the Health Education segment did not achieve student enrollment, operating income, and cash flow targets in the second quarter of 2006, indicated that the value of goodwill attributable to the Health Education segment had been impaired. The estimate of the segment's fair value was less than the segment's carrying value as of the date of the test. As a result, the company recognized an estimated impairment charge of $85.0 million during the three months ended June 30, 2006. This charge reduced the carrying value of the Health Education segment's goodwill balance from $216.0 million to $131.0 million. The company estimates that only $6.5 million of the Health Education segment goodwill impairment charge will be deductible for income tax reporting purposes. The goodwill impairment charge is based on a best current estimate, and the ultimate amount of the impairment charge will be determined in the third quarter of 2006 upon finalization of the goodwill impairment testing.

    -- On January 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123R "Share-Based Payment," which requires that the costs related to share-based payment transactions with employees be recognized as expense in the financial statements and measured based on the estimated fair value of the equity instruments issued. Second quarter 2006 operating results include non-cash share-based compensation expense of $4.5 million. Share-based compensation expense recognition was not required during the second quarter of 2005 and, thus, second quarter 2005 operating results do not include such expense.

    -- Operating loss margin percentage was 6.9 percent during the second quarter of 2006, a 23.3 percentage point decrease relative to an operating profit margin of 16.4 percent during the second quarter of 2005. Of the total 23.3 percentage point operating margin decline during the second quarter of 2006, approximately 17.5 percentage points were attributable to Health Education segment goodwill impairment charge. The remainder of the decline was primarily attributable to increases in administration expense, advertising expense, and occupancy expense as a percentage of revenue, offset, in part, by decreases in bad debt expense as a percentage of revenue.

    -- Consolidated net loss during the second quarter of 2006 was $47.5 million, or $0.49 per diluted share, relative to net income of $52.8 million, or $0.50 per diluted share, during the second quarter of 2005. As discussed above, second quarter 2006 net income includes the following non-cash charges (in millions, except per share data):


                                                             Impact on
                                                              Earnings
                                                                Per
                                Pretax      Tax               Diluted
                                Charge    Benefit Net Charge   Share
----------------------------------------------------------------------
Goodwill impairment  charge -
 Health Education segment       $(85.0)  $2.4 (1)   $(82.6)   $(0.85)
----------------------------------------------------------------------
Share-based compensation
 expense                         $(4.5)     $1.7     $(2.8)   $(0.03)
----------------------------------------------------------------------
Total                           $(89.5)     $4.1    $(85.4)   $(0.88)
----------------------------------------------------------------------

(1) The company estimates that only $6.5 million of the Health
    Education segment goodwill impairment charge will be deductible for income tax reporting purposes.


    Six Months Ended June 30, 2006

    -- Consolidated revenues were $1.02 billion during the six months ended June 30, 2006, relative to $1.01 billion during the six months ended June 30, 2005. Revenue generated by the University segment's online platforms increased 13.7 percent, to $347.5 million during the six months ended June 30, 2006, from $305.6 million during the six months ended June 30, 2005.

    -- Income from operations declined to $45.4 million during the six months ended June 30, 2006, from $180.7 million during the six months ended June 30, 2005. Operating income margin decreased to 4.5 percent during the six months ended June 30, 2006, from 17.9 percent during the six months ended June 30, 2005.

    -- Net income during the six months ended June 30, 2006, was $5.2 million, or $0.05 per diluted share, relative to $108.7 million, or $1.03 per diluted share, during the six months ended June 30, 2005.

    The results during the three months and six months ended June 30, 2006, were negatively impacted by a number of factors, all of which the company is actively addressing. These factors include: the continued probationary status of AIU, the continued negative impact of legal and regulatory matters, recent negative publicity, the pricing of the AIU associate's degree programs prior to the price change, and the lower than expected conversion of some sourced internet leads.
    The company continues to take proactive steps to address current challenges:

    -- Leadership at AIU is intensely focused on working actively to resolve the concerns of its accreditor, SACS

    -- During the quarter, the company adjusted the tuition price for AIU's associate degree to make it more competitive

    -- The company has engaged a new hiring firm to ensure the highest quality of admissions representatives and is launching new admissions representative training

    --  Reputation management initiatives are underway at many schools

    PROVISION FOR INCOME TAXES

    Provision for income taxes during the three months and six months ended June 30, 2006, was $18.5 million and $50.0 million, respectively, relative to income (loss) before provision for income taxes during the three months and six months ended June 30, 2006, of $(29.0) million and $26.3 million. This represents an effective income tax rate of (63.7) percent and 90.6 percent, respectively, for the three months and six months ended June 30, 2006. The unusual relationship between income (loss) before provision for income taxes and our provision for income taxes for the three months and six months ended June 30, 2006, is attributable to the fact that only $6.5 million of our total $85.0 million Health Education division goodwill impairment charge recognized during the second quarter of 2006 is deductible for income tax reporting purposes. As such, an income tax benefit has not been provided for the non-deductible portion of the charge. Excluding the effect of the second quarter Health Education goodwill impairment charge, the company's effective income tax rate for the three months and six months ended June 30, 2006, was 37.4%.

    CASH FLOWS AND FINANCIAL POSITION

    Cash Flows

    -- Net cash provided by operating activities was $8.8 million during the second quarter of 2006, compared to $69.9 million during the second quarter of 2005. The decrease is primarily attributable to decreases in net operating assets and net income, excluding the non-cash effect of our second quarter 2006 goodwill impairment charge, during the second quarter of 2006.

    -- Capital expenditures decreased to $25.6 million during the second quarter of 2006 from $45.4 million during the first quarter of 2005. Capital expenditures represented 5.3 percent of consolidated revenue during the second quarter of 2006 and
        9.1 percent of consolidated revenue during the second quarter of 2005.

    Financial Position

    -- As of June 30, 2006, and March 31, 2006, cash and cash equivalents and investments totaled $378.0 million and $489.0 million, respectively.

    -- During the three months ended June 30, 2006, we repurchased approximately 3.2 million shares of our common stock for approximately $99.9 million at an average price of approximately $31.63 per share. These repurchases did not have a significant impact on the company's diluted weighted average shares outstanding.

    -- Net student receivables as of June 30, 2006, were $52.6 million, a 14.9 percent decrease from net student receivables of $61.8 million as of March 31, 2006. Allowance for doubtful accounts as a percentage of gross student receivables increased to 42.4 percent as of June 30, 2006, from 39.8 percent as of March 31, 2006.

    -- Quarterly days sales outstanding (DSO) were 11 days as of June 30, 2006, a one-day decrease from DSO as of March 31, 2006, of 12 days, and a two-day decrease from DSO as of June 30, 2005.

    Stock Repurchase Program

    Since July 2005, CEC's Board of Directors has authorized the use of $500 million to repurchase shares of the company's outstanding common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.
    Since inception of the program, the company has repurchased approximately 9.1 million shares of its common stock for approximately $325.0 million at an average price of approximately $35.63 per share.

    SEGMENT REPORTING

    Pursuant to Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information, as of January 1, 2006, CEC identified five reportable segments: the University segment, the Culinary Arts segment, the Health Education segment, the Gibbs segment, and the Other Schools segment. The University segment includes AIU and CTU, including both universities' on-ground and online campuses. The Culinary Arts segment includes the Le Cordon Bleu Schools of North America and Kitchen Academy schools. The Health Education segment primarily includes the Sanford-Brown Colleges and Institutes. The Gibbs segment includes the Katharine Gibbs Schools and Gibbs Colleges schools. The Other Schools segment includes the Academy, College East, College West, and INSEEC division schools.

    POPULATION AND NEW STUDENT START DATA

    Student Population

    The company's total student population by reportable segment as of July 31, 2006 and 2005, was as follows:


                                  Population  Population
                                   July 31,    July 31,    Percentage
                                     2006        2005      Difference
----------------------------------------------------------------------
University segment (1)              37,700      41,200         (8%)
----------------------------------------------------------------------
Culinary Arts segment               10,600      11,550         (8%)
----------------------------------------------------------------------
Health Education segment            10,650      10,000           6%
----------------------------------------------------------------------
Gibbs segment                        6,200       7,450        (17%)
----------------------------------------------------------------------
Other Schools segment               19,550      21,800        (10%)
----------------------------------------------------------------------
  CEC Consolidated                  84,700      92,000         (8%)
----------------------------------------------------------------------

(1) University segment population includes approximately 28,500 and 30,000 students as of July 31, 2006 and 2005, respectively, who are enrolled in fully-online academic programs offered by University segment schools.


    New Student Starts

    New student starts by reportable segment during the second quarter of 2006 and 2005 were as follows:


                                     Second     Second
                                     Quarter    Quarter    Percentage
                                      2006        2005     Difference
----------------------------------------------------------------------
University segment (1)              10,500      13,000        (19%)
----------------------------------------------------------------------
Culinary Arts segment                1,700       1,950        (13%)
----------------------------------------------------------------------
Health Education segment             3,000       2,800           7%
----------------------------------------------------------------------
Gibbs segment                        1,200       1,250         (4%)
----------------------------------------------------------------------
Other Schools segment                2,600       3,100        (16%)
----------------------------------------------------------------------
  CEC Consolidated                  19,000      22,100        (14%)
----------------------------------------------------------------------

(1) University segment starts includes approximately 9,000 and 11,000 students as of second quarter 2006 and second quarter 2005, respectively, who are enrolled in fully-online academic programs offered by University segment schools.


    GROWTH INITIATIVES

    The company launched a significant number of new initiatives during the quarter, all designed to enhance ease-of-use for students, support student retention efforts and promote graduation. These new initiatives included the following:

    --  automated enrollment sites

    --  mandatory pre-enrollment orientation

    -- improved hiring processes and training for admissions representatives

    "In the near term, we will be executing a realistic and workable plan, which includes these new initiatives, to stabilize our population," said Larson. "Over the long term, our focus will be on providing quality educational programs and flexible offerings with a focus on return on invested capital, creating satisfied and employable students. We remain confident that the demand for high-quality, flexible post-secondary education options will increase and that we will be positioned to take advantage of this demand in the future."

    CONFERENCE CALL INFORMATION

    Career Education Corporation will host a conference call today, August 3, 2006 at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 617-614-4911 (international) or 800-591-6945 (domestic) and citing code 31528628. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 617-801-6888 (international) or 888-286-8010 and citing code 22576732.

    About Career Education Corporation

    The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to approximately 90,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that serve these students are located throughout the U. S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral, master's, bachelor's, and associate degrees and diploma and certificate programs. Approximately one third of students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.
    Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America, the Harrington College of Design, the Brooks Institute of Photography, the Katharine Gibbs Schools, American InterContinental University, Colorado Technical University and Sanford-Brown Institutes and Colleges. The mission of CEC, through its schools, its educators, and its employees is education - their primary goal, to enable students to graduate successfully and pursue rewarding careers.
    For more information see www.careered.com. The company's website also has a detailed listing of individual campus locations and web links for more than 80 colleges, schools and universities.
    Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Growth Initiatives" and statements identified by words such as "anticipate," "believe," "plan," "expect," "intend," "project," "will," and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Three Months Ended June 30, 2006 and 2005
       (In thousands, except per share amounts and percentages)

                                            % of                % of
                                   2006    Revenue     2005    Revenue
                                ---------- -------  ---------- -------

REVENUE:
   Tuition and registration
    fees                         $468,401    96.2%   $475,932    95.7%
   Other                           18,384     3.8%     21,531     4.3%
                                ----------          ----------
       Total revenue              486,785   100.0%    497,463   100.0%
                                ----------          ----------

OPERATING EXPENSES:
   Educational services and
    facilities                    156,539    32.2%    153,451    30.9%
   General and administrative     257,144    52.7%    242,403    48.7%
   Depreciation and amortization   21,942     4.5%     19,833     4.0%
   Goodwill impairment charge      84,975    17.5%          -      - %
                                ----------          ----------
       Total operating expenses   520,600   106.9%    415,687    83.6%
                                ----------          ----------
Income (loss) from operations     (33,815)   -6.9%     81,776    16.4%
                                ----------          ----------

OTHER INCOME (EXPENSE):
   Interest income                  4,681     1.0%      4,280     0.9%
   Interest expense                  (337)   -0.1%       (420)   -0.1%
   Share of affiliate earnings        696     0.1%      1,416     0.3%
   Miscellaneous expense             (250)   -0.1%       (200)    0.0%
                                ----------          ----------
       Total other income           4,790     0.9%      5,076     1.1%
                                ----------          ----------

Income (loss) before provision
 for income taxes                 (29,025)   -6.0%     86,852    17.5%
PROVISION FOR INCOME TAXES         18,484     3.8%     34,089     6.9%
                                ----------          ----------

NET INCOME (LOSS)                $(47,509)   -9.8%    $52,763    10.6%
                                ==========          ==========

NET INCOME (LOSS) PER SHARE -
 DILUTED:                          $(0.49)              $0.50
                                ==========          ==========

Diluted weighted average shares
 outstanding (1)                   96,989             105,200
                                ==========          ==========

(1) In accordance with applicable accounting standards, weighted average common stock equivalents of approximately 2,078 have been excluded from diluted weighted average shares outstanding during the three months ended June 30, 2006, as the inclusion of such common stock equivalents would be anti-dilutive to diluted earnings per share during the period.



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
            For the Six Months Ended June 30, 2006 and 2005
       (In thousands, except per share amounts and percentages)

                                            % of                % of
                                   2006    Revenue     2005    Revenue
                                ---------- -------  ---------- -------

REVENUE:
   Tuition and registration
    fees                         $975,078    96.0%   $960,813    95.3%
   Other                           40,337     4.0%     47,086     4.7%
                                ----------          ----------
      Total revenue             1,015,415   100.0%  1,007,899   100.0%
                                ----------          ----------

OPERATING EXPENSES:
   Educational services and
    facilities                    318,498    31.4%    309,799    30.7%
   General and administrative     513,202    50.5%    480,393    47.7%
   Depreciation and amortization   42,951     4.2%     37,034     3.7%
   Goodwill impairment charge      95,364     9.4%          -      - %
                                ----------          ----------
      Total operating expenses    970,015    95.5%    827,226    82.1%
                                ----------          ----------
Income from operations             45,400     4.5%    180,673    17.9%
                                ----------          ----------

OTHER INCOME (EXPENSE):
   Interest income                  8,978     0.9%      5,987     0.6%
   Interest expense                  (688)   -0.1%       (856)   -0.1%
   Share of affiliate earnings      1,599     0.2%      3,242     0.3%
   Miscellaneous expense             (129)   -0.1%       (758)   -0.1%
                                ----------          ----------
      Total other income            9,760     0.9%      7,615     0.8%
                                ----------          ----------

Income before provision for
 income taxes                      55,160     5.4%    188,288    18.7%
PROVISION FOR INCOME TAXES         49,970     4.9%     73,903     7.3%
                                ----------          ----------
Income (loss) from continuing
 operations                         5,190     0.5%    114,385    11.4%

DISCONTINUED OPERATIONS:
   Loss from discontinued
    operations                          -      - %     (5,700)   -0.6%
                                ----------          ----------

NET INCOME                         $5,190     0.5%   $108,685    10.8%
                                ==========          ==========

NET INCOME PER SHARE - DILUTED:
   Income from continuing
    operations                      $0.05               $1.09
   Loss from discontinued
    operations                          -               (0.06)
                                ----------          ----------
      Net income                    $0.05               $1.03
                                ==========          ==========

Diluted weighted average shares
 outstanding                       99,631             105,196
                                ==========          ==========



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                              June 30,    December 31,
                                                2006          2005
                                            ------------  ------------

                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                    $90,589      $132,308
   Investments                                  287,369       272,093
                                            ------------  ------------
      Total cash and cash equivalents
       and investments                          377,958       404,401
   Receivables:
       Students, net of allowance for
        doubtful accounts of $38,716
        and $44,839 as of June 30, 2006,
        and December 31, 2005, respectively      52,583        76,447
       Other, net                                 7,922         5,015
   Prepaid expenses                              48,805        37,412
   Inventories                                   14,979        14,090
   Deferred income tax assets                    10,122        10,122
   Other current assets                          18,756        31,067
                                            ------------  ------------
        Total current assets                    531,125       578,554
                                            ------------  ------------
PROPERTY AND EQUIPMENT, net                     408,266       411,144
GOODWILL                                        349,582       443,584
INTANGIBLE ASSETS, net                           35,487        35,286
OTHER ASSETS                                     36,245        37,537
                                            ------------  ------------
TOTAL ASSETS                                 $1,360,705    $1,506,105
                                            ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term debt            $584          $627
   Accounts payable                              26,335        28,627
   Accrued expenses:
       Payroll and related benefits              31,551        39,471
       Income taxes                                   -        23,509
       Other                                     84,884        82,513
   Deferred tuition revenue                     131,936       152,007
                                            ------------  ------------
        Total current liabilities               275,290       326,754
                                            ------------  ------------

LONG-TERM  LIABILITIES:
   Long-term debt, net of current maturities     17,499        16,358
   Deferred rent obligations                     96,387        89,680
   Deferred income tax liabilities               31,212        31,212
   Other                                          5,827         5,854
                                            ------------  ------------
        Total long-term liabilities             150,925       143,104
                                            ------------  ------------

STOCKHOLDERS' EQUITY:
   Common stock                                   1,037         1,033
   Additional paid-in capital                   609,230       591,287
   Accumulated other comprehensive income         1,939         1,989
   Retained earnings                            647,287       642,096
   Cost of shares in treasury                  (325,003)     (200,158)
                                            ------------  ------------
        Total stockholders' equity              934,490     1,036,247
                                            ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,360,705    $1,506,105
                                            ============  ============



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Three Months Ended June 30, 2006 and 2005
                            (In thousands)

                                                   2006        2005
                                                ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                             $(47,509)    $52,763
   Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities:
      Goodwill impairment charge                   84,975           -
      Depreciation and amortization                21,942      19,833
      Compensation expense related to share-
       based awards                                 4,471           -
      Loss on disposition of property and
       equipment                                      232         120
      Share of affiliate earnings, net of
       dividends received                            (696)       (770)
      Tax benefit associated with stock option
       exercises                                        -       1,790
      Other                                           266         209
      Changes in operating assets and
       liabilities                                (54,857)     (4,041)
                                                ----------  ----------
             Net cash provided by operating
              activities                            8,824      69,904
                                                ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Business dispositions/acquisitions, net
    of cash                                             -         (26)
   Purchases of property and equipment            (25,608)    (45,359)
   Purchases of available-for-sale investments (190,831) (416,624) Sales of available-for-sale for sale
    investments                                   293,513     174,395
   Other                                             (105)      1,458
                                                ----------  ----------
             Net cash provided by (used in)
              investing activities                 76,969    (286,156)
                                                ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchases of treasury stock                    (99,920)          -
   Issuance of common stock                         4,479       4,638
   Tax benefit associated with stock option
    exercises                                       1,330           -
   Payments of revolving loans                          -        (249)
   Payments of capital lease obligations and
    other long-term debt                              (95)       (797)
                                                ----------  ----------
             Net cash provided by (used in)
              financing activities                (94,206)      3,592
                                                ----------  ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
 CHANGES ON CASH AND CASH EQUIVALENTS                 (20)     (2,564)
                                                ----------  ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS          (8,433)   (215,224)
CASH AND CASH EQUIVALENTS, beginning of period     99,022     432,268
                                                ----------  ----------
CASH AND CASH EQUIVALENTS, end of period          $90,589    $217,044
                                                ==========  ==========



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Six Months Ended June 30, 2006 and 2005
                            (In thousands)

                                                   2006        2005
                                                ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                      $5,190    $108,685
   Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Goodwill impairment charge                   95,364           -
      Loss from discontinued operations                 -       5,700
      Depreciation and amortization                42,951      37,034
      Compensation expense related to share-
       based awards                                 8,486           -
      Loss on disposition of property and
       equipment                                      255         550
      Share of affiliate earnings, net of
       dividends received                          (1,599)     (1,382)
      Tax benefit associated with stock option
       exercises                                        -       2,416
      Other                                           470         400
      Changes in operating assets and
       liabilities                                (19,656)     27,684
                                                ----------  ----------
             Net cash provided by operating
              activities                          131,461     181,087
                                                ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Business dispositions/acquisitions, net
    of cash                                             -        (934)
   Purchases of property and equipment            (43,151)    (70,898)
   Purchases of available-for-sale investments (552,450) (416,624) Sales of available-for-sale for sale
    investments                                   537,285     174,395
   Other                                             (110)      1,460
                                                ----------  ----------
             Net cash used in investing
              activities                          (58,426)   (312,601)
                                                ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchases of treasury stock                   (124,845)          -
   Issuance of common stock                         7,411       6,952
   Tax benefit associated with stock option
    exercises                                       2,050           -
   Payments of revolving loans                          -      (1,879)
   Payments of capital lease obligations and
    other long-term debt                             (184)     (1,505)
                                                ----------  ----------
             Net cash provided by (used in)
              financing activities               (115,568)      3,568
                                                ----------  ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
 CHANGES ON CASH AND CASH EQUIVALENTS                 814      (4,468)
                                                ----------  ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS         (41,719)   (132,414)
CASH AND CASH EQUIVALENTS, beginning of period    132,308     349,458
                                                ----------  ----------
CASH AND CASH EQUIVALENTS, end of period          $90,589    $217,044
                                                ==========  ==========



                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)

                                                 For the Three Months
                                                    Ended June 30,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------

REVENUE:
   University segment (1)                        $226,322    $221,030
   Culinary Arts segment (2)                       82,706      90,908
   Health Education segment (3)                    41,082      37,508
   Gibbs segment (4)                               26,662      33,116
   Other Schools segment (5)                      109,869     114,901
   Corporate and other (6)                            144           -
                                                ----------  ----------
                                                 $486,785    $497,463
                                                ==========  ==========

SEGMENT PROFIT (LOSS) (7):
   University segment                             $67,494     $75,682
   Culinary Arts segment                            8,384      15,049
   Health Education segment (8)                   (85,225)       (389)
   Gibbs segment                                  (10,465)     (5,013)
   Other Schools segment                            6,051      11,705
   Corporate and other                            (19,358)    (13,842)
                                                ----------  ----------
                                                 $(33,119)    $83,192
                                                ==========  ==========

SEGMENT PROFIT (LOSS) PERCENTAGE:
   University segment                                29.8%       34.2%
   Culinary Arts segment                             10.1%       16.6%
   Health Education segment                        -207.5%       -1.0%
   Gibbs segment                                    -39.3%      -15.1%
   Other Schools segment                              5.5%       10.2%

----------------------------------------------------------------------

(1) University segment includes AIU and CTU schools.
(2) Culinary Arts segment includes Le Cordon Bleu and Kitchen
    Academy schools.
(3) Health Education segment primarily includes Sanford-Brown schools.
(4) Gibbs segment includes Gibbs College and Katharine Gibbs Schools schools.
(5) Other Schools segment represents an aggregation of the Academy, College East, College West, and INSEEC school operating divisions.
(6) Corporate and other revenue represents advertising revenue realized by our JDV Online operating division.
(7) Segment profit equals the sum of income from operations and share of affiliate earnings.
(8) Health Education segment loss for the three months ended June 30, 2006, includes a goodwill impairment charge of $84,975.



                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)

                                             For the Six Months Ended
                                                     June 30,
                                            --------------------------
                                                2006          2005
                                            ------------  ------------

REVENUE:
   University segment (1)                      $469,904      $432,749
   Culinary Arts segment (2)                    173,334       183,464
   Health Education segment (3)                  81,660        75,429
   Gibbs segment (4)                             56,167        71,388
   Other Schools segment (5)                    234,099       244,869
   Corporate and other (6)                          251             -
                                            ------------  ------------
                                             $1,015,415    $1,007,899
                                            ============  ============

SEGMENT PROFIT (LOSS) (7):
   University segment                          $149,884      $154,212
   Culinary Arts segment                         22,393        33,385
   Health Education segment (8)                 (84,012)       (1,392)
   Gibbs segment (8)                            (28,018)       (5,968)
   Other Schools segment                         21,823        31,918
   Corporate and other                          (35,071)      (28,240)
                                            ------------  ------------
                                                $46,999      $183,915
                                            ============  ============

SEGMENT PROFIT (LOSS) PERCENTAGE:
   University segment                              31.9%         35.6%
   Culinary Arts segment                           12.9%         18.2%
   Health Education segment                      -102.9%         -1.8%
   Gibbs segment                                  -49.9%         -8.4%
   Other Schools segment                            9.3%         13.0%

--------------------------------------------------------

(1) University segment includes AIU and CTU schools.
(2) Culinary Arts segment includes Le Cordon Bleu and Kitchen
    Academy schools.
(3) Health Education segment primarily includes Sanford-Brown schools.
(4) Gibbs segment includes Gibbs College and Katharine Gibbs Schools schools.
(5) Other Schools segment represents an aggregation of the Academy, College East, College West, and INSEEC school operating divisions.
(6) Corporate and other revenue represents advertising revenue realized by our JDV Online operating division.
(7) Segment profit equals the sum of income from operations and share of affiliate earnings.
(8) Health Education and Gibbs segment loss for the six months ended June 30, 2006, include goodwill impairment charges of $84,975 and $10,389, respectively.



                     CAREER EDUCATION CORPORATION
                      SELECTED OTHER INFORMATION
                        (Dollars in thousands)

DAYS SALES OUTSTANDING

                                     June  30,
                                -------------------
                                  2006      2005
                                --------- ---------


Total revenue during the
 quarter ended                  $486,785  $497,463
Number of days in the
 quarter ended                        91        91
Total revenue per day             $5,349    $5,467
Receivables, net                 $60,505   $69,767
   Days sales outstanding             11        13


ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

                                     June 30,
                                -------------------
                                  2006      2005
                                --------- ---------


Allowance for doubtful accounts  $38,716   $50,726
Gross student receivables        $91,299  $114,569
   Allowance as a percentage of
    student receivables            42.4%     44.3%


STUDENT RECEIVABLES VALUATION ALLOWANCE

                                 Balance,
                                Beginning  Charges   Amounts  Balance,
                                   of        to      Written-  End of
                                 Period    Expense     Off     Period
                                --------- --------- --------- --------

For the three months ended
 June 30, 2006                   $40,869   $17,787  $(19,940) $38,716

For the three months ended
 June 30, 2005                   $50,880   $21,538  $(21,692) $50,726

For the six months ended
 June 30, 2006                   $44,839   $32,263  $(38,386) $38,716

For the six months ended
 June 30, 2005                   $61,136   $39,034  $(49,444) $50,726


                                   For the Three
                                   Months Ended
                                -------------------
STUDENT STARTS:                 March 31,  June 30,
                                  2006      2006
                                --------- ---------
   University segment             17,019    10,513
   Culinary Arts segment           2,545     1,693
   Health Education segment        3,787     3,064
   Gibbs segment                   1,276     1,191
   Other Schools segment           3,700     2,600
                                --------- ---------
                                  28,327    19,061
                                ========= =========

STUDENT POPULATION AS OF:       April 30,  July 31,
                                  2006       2006
                                --------- ---------
   University segment             44,016    37,734
   Culinary Arts segment          10,627    10,623
   Health Education segment       11,092    10,646
   Gibbs segment                   6,457     6,178
   Other Schools segment          24,927    19,542
                                --------- ---------
                                  97,119    84,723
                                ========= =========

(1) Effective January 1, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.



                     CAREER EDUCATION CORPORATION
                  HISTORICAL SEGMENT INFORMATION (1)
                        (Dollars in thousands)

2005:
-----                                                        For the
                        For the Three Months Ended,            Year
                   ---------------------------------------    Ended
                                       September December    December
                   March 31, June 30,     30,       31,         31,
                   --------- --------- --------- --------- -----------
REVENUE:
 University
  segment          $211,719  $221,030  $215,281  $222,095    $870,125
 Culinary Arts
  segment            92,556    90,907   100,406    99,461     383,330
 Health Education
  segment            37,921    37,508    38,309    40,135     153,873
 Gibbs segment       38,272    33,116    30,756    31,728     133,872
 Other Schools
  segment           129,968   114,902   112,730   135,741     493,341
 Corporate and
  other                   -         -         -        14          14
                   --------- --------- --------- --------- -----------
                   $510,436  $497,463  $497,482  $529,174  $2,034,555
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT:
 University
  segment           $78,530   $75,682   $63,410   $69,887    $287,509
 Culinary Arts
  segment            18,336    15,049    25,439    23,847      82,671
 Health Education
  segment            (1,003)     (389)      683     1,797       1,088
 Gibbs segment         (955)   (5,013)   (6,985)   (3,920)    (16,873)
 Other Schools
  segment            20,213    11,705    13,711    23,255      68,884
 Corporate and
  other             (14,398)  (13,842)  (12,119)   (8,781)    (49,140)
                   --------- --------- --------- --------- -----------
                   $100,723   $83,192   $84,139  $106,085    $374,139
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT PERCENTAGE:
 University
  segment              37.1%     34.2%     29.5%     31.5%       33.0%
 Culinary Arts
  segment              19.8%     16.6%     25.3%     24.0%       21.6%
 Health Education
  segment              -2.6%     -1.0%      1.8%      4.5%        0.7%
 Gibbs segment         -2.5%    -15.1%    -22.7%    -12.4%      -12.6%
 Other Schools
  segment              15.6%     10.2%     12.2%     17.1%       14.0%

NEW STUDENT STARTS:
 University
  segment            20,034    13,010    15,248    16,599
 Culinary Arts
  segment             2,708     1,940     4,298     2,098
 Health Education
  segment             3,217     2,833     4,045     2,573
 Gibbs segment        1,616     1,254     1,652     1,804
 Other Schools
  segment             4,922     3,095     8,541     5,163
                   --------- --------- --------- ---------
                     32,497    22,132    33,784    28,237
                   ========= ========= ========= =========

STUDENT POPULATION AS OF:

                   April 30, July 31,  October 31, January 31,
                     2005      2005      2005        2006
                   --------- --------- ---------  ------------
 University
  segment            39,401    41,193    46,378     46,401
 Culinary Arts
  segment            11,559    11,545    12,509     11,520
 Health Education
  segment            10,744    10,041    11,199     10,903
 Gibbs segment        8,114     7,446     7,549      6,977
 Other Schools
  segment            26,897    21,799    29,760     28,416
                   --------- --------- --------- -----------
                     96,715    92,024   107,395    104,217
                   ========= ========= ========= ===========

(1) Effective January 1, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.



                     CAREER EDUCATION CORPORATION
                  HISTORICAL SEGMENT INFORMATION (1)
                        (Dollars in thousands)

2004:
-----                                                        For the
                        For the Three Months Ended,            Year
                   ---------------------------------------    Ended
                                       September December    December
                   March 31, June 30,     30,       31,         31,
                   --------- --------- --------- --------- -----------
REVENUE:
 University
  segment          $123,049  $145,556  $155,840  $173,103    $597,548
 Culinary Arts
  segment            78,861    79,433    92,749    98,558     349,601
 Health Education
  segment            33,771    34,855    37,732    38,637     144,995
 Gibbs segment       46,781    41,650    41,289    42,049     171,769
 Other Schools
  segment           114,903   102,568   108,424   138,724     464,619
                   --------- --------- --------- --------- -----------
                   $397,365  $404,062  $436,034  $491,071  $1,728,532
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT:
 University
  segment           $41,302   $48,452   $44,737   $48,517    $183,008
 Culinary Arts
  segment            15,033    14,328    23,322    26,821      79,504
 Health Education
  segment              (552)     (634)    1,344     2,819       2,977
 Gibbs segment          877    (3,133)   (4,755)   (5,191)    (12,202)
 Other Schools
  segment            17,148    10,023    10,817    29,327      67,315
 Corporate and
  other              (8,732)   (7,558)   (5,884)   (2,619)    (24,793)
                   --------- --------- --------- --------- -----------
                    $65,076   $61,478   $69,581   $99,674    $295,809
                   ========= ========= ========= ========= ===========

SEGMENT PROFIT PERCENTAGE:
 University
  segment              33.6%     33.3%     28.7%     28.0%       30.6%
 Culinary Arts
  segment              19.1%     18.0%     25.1%     27.2%       22.7%
 Health Education
  segment              -1.6%     -1.8%      3.6%      7.3%        2.1%
 Gibbs segment          1.9%     -7.5%    -11.5%    -12.3%       -7.1%
 Other Schools
  segment              14.9%      9.8%     10.0%     21.1%       14.5%

NEW STUDENT STARTS:
 University
  segment            12,191     9,251    12,839    14,492
 Culinary Arts
  segment             2,758     2,120     4,532     2,622
 Health Education
  segment             3,809     3,006     4,104     2,629
 Gibbs segment        2,832     2,304     2,685     2,625
 Other Schools
  segment             5,203     3,857     9,383     6,253
                   --------- --------- --------- ---------
                     26,793    20,538    33,543    28,621
                   ========= ========= ========= =========

STUDENT POPULATION AS OF:

                   April 30, July 31, October 31, January 31,
                    2004      2004       2004       2005
                   --------- --------- --------- -----------
 University
  segment            28,531    29,635    35,648     39,763
 Culinary Arts
  segment            10,523    11,048    12,673     12,204
 Health Education
  segment            10,831    10,438    11,114     10,793
 Gibbs segment       11,028    10,202    10,298      9,255
 Other Schools
  segment            25,802    21,127    29,734     29,505
                   --------- --------- --------- -----------
                     86,715    82,450    99,467    101,520
                   ========= ========= ========= ===========

(1) Effective January 1, 2006, we changed the composition of our reportable segments. The historical segment information reflected in this table is categorized in accordance with our new segment structure.



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            SELECTED QUARTERLY DATA FOR UNIVERSITY SEGMENT

                         2006                         2005
              ---------------------------- ---------------------------
                1Q      2Q     3Q     4Q     1Q     2Q     3Q     4Q
              ------- ------ ------ ------ ------ ------ ------ ------

Revenue
 earning days
  AIU Online      83     84     78     70     82     84     79     70
  CTU Online      77     77     77     77     77     77     77     77
              ------- ------ ------ ------ ------ ------ ------ ------
    Total        160    161    155    147    159    161    156    147
              ======= ====== ====== ====== ====== ====== ====== ======


                       AIU Online                   CTU Online
              ---------------------------- ---------------------------
                  2006           2005          2006          2005
              -------------- ------------- ------------- -------------
               Start   Grad   Start  Grad   Start  Grad   Start  Grad
              ------- ------ ------ ------ ------ ------ ------ ------

January          1/1   none    1/2   none    1/1   none    1/2   none
February         2/5    2/4   2/13    2/5    2/8    2/7    2/9    2/8
March           3/19   3/11   3/20   3/19   none   3/18   none   3/19
  Total 1Q
   dates           3      2      3      2      2      2      2      2

April           4/23   4/22   none   4/23    4/2   none    4/3   none
May             none   5/27    5/1   none   5/17    5/9   5/11   5/10
June             6/4   none    6/5    6/4   none   6/24   none   6/18
  Total 2Q
   dates           2      2      2      2      2      2      2      2

July             7/9    7/8   7/17    7/9    7/2   none    7/3   none
August          8/27   8/12   8/21   8/20   8/16    8/8   8/10    8/9
September       none   9/30   none   9/24   none   9/23   none   2/17
  Total 3Q
   dates           2      3      2      3      2      2      2      2

October         10/1   none   10/9   none   10/1   none   10/2   none
November       11/12   11/4  11/13  11/12  11/15   11/7   11/9   11/8
December        none  12/16   none  12/17   none  12/23   none  12/17
  Total 4Q
   dates           2      2      2      2      2      2      2      2




    CONTACT: Career Education Corporation
             Karen M. King (Investors), 847-585-3899
             www.careered.com
             or
             Pattie Overstreet-Miller (Media), 847-851-7351 or
             Lynne Baker, 847-851-7006